                                                                   EXHIBIT 10.16


             CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS AND
                                   NON-COMPETE


I.   CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS

     1. During Employee's employment and at all times thereafter, Employee agrees to keep in the strictest confidence, agrees to refrain from disclosing or divulging to any person, firm or corporation, and agrees to refrain from using directly or indirectly, for his or her benefit or for the benefit of others, any information which is or ought to be treated as Confidential Information. Employee agrees that, except as directed by the Company, the Employee will not at any time, whether during or after his or her employment with the Company, disclose to any person any Confidential Information, or permit any person to examine and/or make copies of any documents or other tangible items which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control. Said documents may be in either human or computer readable form, including, but not limited to software, source code, hex code, or an other form. Employee further acknowledges and agrees that a document or other tangible item need not be expressly marked or designated as "Confidential" in order for it to be considered Confidential Information and the Employee agrees to use his or her best judgment in this regard and to proceed on the assumption that all information to which he or she is exposed by virtue of his or her employment, whether directly from the Company or not, is to be considered Confidential Information of the Company. Notwithstanding the provisions contained herein, Employee may disclose Confidential Information: (a) in the course of carrying out his or her duties as an employee, provided that such disclosures are made in accordance with Company policy as currently in effect at the time of the disclosure; or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible much information, the Employee must promptly provide Concord Camera Corp.'s Chief Executive Officer with written notice of the request so that the Company may exhaust its rights before any court or administrative tribunal to prohibit disclosure.

     2. As used herein, the term "Confidential Information" includes, but is not limited to, all information relating to: (A) the Company's business affairs and operations (unless otherwise available as public information due to no fault of Employee), including but not limited to, (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company),(ii) Company budgets, business plans and marketing plans, and (iii) any proprietary products or processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, products, suppliers or customers of the Company; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality.

     3. In connection with the Employee's obligations: (a) the Employee shall keep all papers and other tangible items relating to the Company and its products and processes and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his or her employment, Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information, and will retain no copy, duplicate, summary or description thereof.

     4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or using Company assets shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the request of the Company, Employee shall execute, acknowledge, deliver and file any instrument or document, and do all other acts and things necessary or appropriate in the opinion of the Company to confirm the Company's title or assign such title to such inventions and its rights to obtain and maintain letters patent or other protection with respect thereto and to enable the Company to exploit the same.

     5. The foregoing Sections 1 through 4 are each of unlimited duration, and extend throughout the period of employment and following any termination of employment with the Company without time limit in perpetuity.

II.  NON-COMPETE PROVISIONS



     1. Employee agrees and covenants that, because of the nature of the Company's business, the confidential and sensitive nature of the Confidential Information, as defined above, and because the use of, or even the appearance of the use of, the Confidential Information may cause irreparable damage to the Company and its reputation, or to customers of the Company, Employee shall not, anywhere in the world, during the term of employment and for a period of twelve (12) months after the time of the termination of the Employee's employment, regardless of the reason for such termination, without the Company's prior express written consent (which consent must specifically refer to this Section of this Agreement), in any capacity whatsoever, directly or indirectly, whether as an employee, sole proprietor, shareholder, member, partner, consultant, independent contractor, salesman, officer, director, customer or otherwise:

          (a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, contractor, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is: (i) not as controlling person of such business,
          (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

          (b) induce or seek to influence any other employee of (or consultant to) the Company to leave his or her employ (or terminate such consultancy) or to become financially interested in a similar business;

          (c) aid a competitor or supplier of the Company in any attempt to hire a person who was employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

          (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

          (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

          (f) aid, assist, or transact any business with any person who was an employee of, or consultant to, any customer of the Company.

     2. The Restraints set forth in Section 1 of this Part II, however, do not preclude the Employee from:

          (a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

          (b) engaging in charitable activities and community affairs;

          (c) managing his or her personal investments and affairs; or

          (d) being involved in other business transactions,

     provided that such activities do not interfere with the proper performance of Employee's duties and responsibilities as an employee of the Company.

III. GENERAL PROVISIONS

     1. As used in this Exhibit, the term "Company" includes Concord Camera Corp. and all of its subsidiary companies.

     2. Rights and Remedies of the Company.

          (a) Reasonableness of Restraints. The Employee hereby acknowledges that Employee is fully familiar with the restrictions, restraints and limitations imposed upon him or her hereunder (collectively, the "Restraints"); Employee further acknowledges and agrees that the Restraints contained herein are necessary for the protection of the Company's legitimate business interests, including but not limited to the Company's trade secrets, valuable confidential business or professional information, substantial relationships with existing and prospective customers, and customer and client goodwill, and that the Restraints are reasonable in scope and content.

          (b) Injunctive Relief. Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competition covenants contained herein will give rise to irreparable injury to the Company or customers of the Company, inadequately compensable in damages. Employee also agrees and acknowledges that his or her breach of this Agreement will give rise to irreparable injury which may specifically be enjoined. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that, in the event of the termination of employment with the Company (for whatever reason), Employee's experience and capabilities are such that Employee can obtain employment which is different or of a non-competing nature with the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.

          (c) Extension of Period of Restraints. The Restraints described in
          Section 1 of Part II above shall not expire until the Employee has been in full, continuous compliance, both during employment and for a period of twelve (12) months thereafter, with the Restraints and other covenants set forth in this Agreement.

3.   Enforcement by Third Party Beneficiaries, Assignees, and Successors

         Employee acknowledges and agrees that the Restraints contained in this Agreement are for the benefit of the Company and certain third party beneficiaries related to the Company and that either the Company or such third party beneficiaries may enforce the terms of this Agreement. This Agreement inures to the benefit of and may be enforced by the Company's assignee or successor and the assignee or successor of any third party beneficiary.

4.   Enforceable

         The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise.

5.   Saving Provision

         Employee acknowledges that he or she has carefully read and understands this Agreement. The Employee agrees and stipulates that all provisions in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and the Company and that they are required to protect the legitimate business interests of the Company. Notwithstanding the above, Employee agrees that in the event that the Restraints (or any part thereof) shall be determined by any court of competent jurisdiction to be unenforceable by reason of being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, that such portion shall be considered divisible as to scope, time and geographic area and that the Restraints shall be interpreted to extend to the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. All other provisions not deemed unenforceable will remain in full force and effect.

Rev. February 12, 2001